Exhibit 99

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Form 3 is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Form 3 may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This statement on Form 3 is filed by Sapphire Holding S.à r.l., TDR Capital II Holdings L.P., TDR Capital LLP and Manjit Dale.

SAPPHIRE HOLDING S.À R.L.

/s/Emma Gilks	December 1, 2017
Emma Gilks as Attorney-in-Fact	Date

TDR CAPITAL II HOLDINGS L.P.

/s/ Emma Gilks	December 1, 2017
Emma Gilks as Attorney-in-Fact	Date

TDR CAPITAL LLP

/s/ Emma Gilks	December 1, 2017
Emma Gilks as Attorney-in-Fact	Date

MANJIT DALE

/s/ Emma Gilks	December 1, 2017
Emma Gilks as Attorney-in-Fact	Date